Exhibit 3.51

ARTICLES OF INCORPORATION

OF

REM-ATLANTIC, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Iowa Statutes Chapter 496A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM-Atlantic, Inc.

ARTICLE II

The name and address of this corporation’s registered agent in this state shall be CT Corporation System, 2222 Grand Avenue, Des Moines, Iowa, 50312, County of Polk.

ARTICLE III

The purpose which the corporation is authorized to pursue is, or includes, the transaction of any or all lawful business for which the corporation may be incorporated under the Iowa Business Corporation Act.

ARTICLE IV

The total authorized shares of this corporation shall consist of Two Thousand Five Hundred (2,500) voting common shares.  The common stock of this corporation shall have a par value of ten dollars per share.

ARTICLE V

Shareholders shall have no rights of cumulative voting.

ARTICLE VI

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VII

The name and address of the incorporator of this corporation is:

Ellen W. McVeigh

Gray, Plant, Mooty, Mooty & Bennett

3400 City Center

33 South Sixth Street

Minneapolis, Minnesota 55402

ARTICLE VIII

The management of this corporation shall be vested in a Board of Directors.

The Board of Directors of this corporation shall consist of one (1) director or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation, or as determined by the shareholders at each annual meeting or at any special meeting of the shareholders called for that purpose.  The names and post office addresses of the first Board of Directors of this corporation is as follows:

Thomas E. Miller

6921 York Avenue South

Edina, Minnesota 55435

Each director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE IX

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office.  Any action required or permitted to be taken at a meeting of shareholders may be taken by written action signed by all of the shareholders entitled to vote with respect to the subject matter thereto.

IN WITNESS WHEREOF, the undersigned has set her hand this 28th day of September, 1984.

/s/ Ellen W. McVeigh
Ellen W. McVeigh

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 25th day of September, 1984, by Ellen W. McVeigh.

/s/ Barbara A. Abramson
Notary Public, County, MN
My Commission Expires:

CONSENT TO USE OF NAME

REM-COUNCIL BLUFFS, INC., a corporation organized under the laws of the State of Minnesota, hereby consents to the organization of REM-Atlantic, Inc. in the State of Iowa.

IN WITNESS WHEREOF, the said REM-Council Bluffs, Inc. has caused this consent to be executed by its                             president and attested under its corporate seal by its                             secretary, this 29 day of October 1984.

REM-COUNCIL BLUFFS, INC.

By	/s/ Craig R. Miller
	Craig R. Miller	President

Attest:

/s/ Craig R. Miller
Craig R. Miller	Secretary

[SEAL]

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
REM-ATLANTIC, INC.

To the Secretary of State

of the State of Iowa:

Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

I. The name of the corporation is REM-Atlantic, Inc. The effective date of its incorporation was the 25th day of October, 1984.

II. The following amendment of the Articles of Incorporaion was adopted by the sole shareholder of the corporation on August 13, 1987, in the manner prescribed by the Iowa Business Corporation Act:

RESOLVED, that the Articles of Incorporation of the corporation be amended by the addition thereto of the following ARTICLE X:

ARTICLE X

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability for any transaction from which the director derived an improper personal benefit; (iv) liability under Section 496A.44 of the Iowa Business Corporation Act; or (v) liability for any act or omission occurring prior to the date when this Article become effective. If Chapter 496A, the Iowa Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 496A, the Iowa Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

III. The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100.

IV. The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was 0.

Dated: 8-13-87

REM-ATLANTIC, INC.

/s/ Douglas V. Miller
Douglas V. Miller
Its President and Secretary

STATE OF MINNESIOTA	)
) SS.
COUNTY OF HENNEPIN	)

On this 13th day of August, A.D., 1987, before me, Tina M. Chapman, a Notary Public in and for said County, personally appeared Douglas V. Miller to me personally known, who being by me duly sworn did say that he is President of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Amendment were signed and sealed on behalf of the said corporation by authority of its Board of Directors and the said Douglas V. Miller acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

/s/ Tina M. Chapman
Notary Public in and for the State of Minnesota

Tina M. Chapman

ARTICLES OF MERGER

OF

REM-ATLANTIC, INC., an Iowa corporation

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to the provisions of Section 490.1105 of the Iowa Business Corporation Act, the undersigned corporation adopts the following articles of merger:

1.               The plan of merger is set forth as Exhibit A.

The plan of merger was approved by the shareholders and:

(i) The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation was:

			Number of Votes
Name of		Number of Outstanding	Entitled to be
Corporation	Designation	Shares	Cast
Atlantic Developmental Facilities, Inc.	common	100	100

REM-Atlantic, Inc.	common	100	100

and

(ii) The total number of votes cast for and against the plan by each voting group entitle to vote separately on the plan was:

		Total Number of	Total Number of
Name of		Votes Cast for	Votes Cast
Corporation	Voting Group	the Plan	Against the Plan
Atlantic Developmental Facilities, Inc.	common	100	-0-

REM-Atlantic, Inc.	common	100	-0-

and the number cast for the plan by each voting group was sufficient for approval by that group.

Dated: January 13, 1992	REM ATLANTIC, INC.

/s/ Thomas E. Miller
Authorized Signature

Thomas E. Miller—President
Name and Title

EXHIBIT A

PLAN OF MERGER

Plan of Merger (hereinafter referred to as the “Plan”), dated January 13, 1992, for the merger of ATLANTIC DEVELOPMENTAL FACILITIES, INC., an Iowa corporation (the “Merged Corporation”), into REM-ATLANTIC, INC., an Iowa corporation (the “Surviving Corporation”).  (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”.)

WITNESSETH:

WHEREAS, Surviving Corporation is a corporation duly organized and existing under the laws of the State of Iowa, and Merged Corporation is a corporation duly organized and existing under the laws of the State of Iowa; and

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective stockholders that the Constituent Corporations merge into a single corporation pursuant to this Plan, and the Constituent Corporations respectively desire so to merge pursuant to this Plan and pursuant to the applicable provisions of the laws of the State of Iowa;

NOW, THEREFORE, the Constituent Corporations shall be merged into a single corporation, REM-Atlantic, Inc., an Iowa corporation, one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger.  The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be the date on which Articles of Merger are filed with the Iowa Secretary of State.  Upon the Effective Date of the Merger, the separate existence of the Constituent Corporations shall cease and the Constituent Corporations shall be merged into the Surviving Corporation, REM-Atlantic, Inc. as an Iowa Corporation.

ARTICLE II

Governing Laws; Articles of

Incorporation; Authorized Shares

The laws of the State of Iowa shall govern the Surviving Corporation, and the interpretation and enforcement of this Plan.  The Articles of Incorporation of REM-Atlantic, Inc. shall remain in effect as the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until the same may be further altered or amended in accordance with the provisions thereof.

ARTICLE III

Bylaws; Registered Office

The Bylaws of the Surviving Corporation as of the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation after the Merger.  The registered office of Surviving Corporation shall be in C/O CT Corporation System, 1980 Financial Center, Des Moines, Iowa, after the Merger.

ARTICLE IV

Directors and Officers

The directors of the Surviving Corporation in office as of the date hereof shall remain the directors of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified.  Subject to the authority of the Board of Directors as provided by law and the Bylaws of the Surviving Corporation, the officers of Surviving Corporation at the Effective Date of Merger shall remain the officers of the Surviving Corporation.  The officers and directors of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting the shares of the Constituent

Corporations into shares of the Surviving Corporation or into money or other property are as follows:

5.01.                Surviving Corporation’s Common Stock. On the Effective Date of the Merger, all of the issued and outstanding shares of common stock of the Surviving Corporation shall remain issued and outstanding.

5.02.                Merged Corporation’s Common Stock.  On the Effective Date of the Merger, all of the issued and outstanding shares of common stock of the Merged Corporation shall be automatically, without any action on the part of the holder, cancelled, and the Surviving Corporation shall pay the holders of said cancelled previously issued and outstanding shares of common stock of the Merged Corporation $3.00 cash per cancelled share held on the Effective Date of Merger. Thus, the stockholders of the Surviving Corporation shall after the Effective Date of the Merger be the only stockholders of the Surviving Corporation holding the same number of shares of common stock as they did immediately prior to the Merger.

ARTICLE VI

Effect of the Merger

To the full extent permitted by law (and otherwise upon the Effective Date of Merger), the Surviving Corporation shall be deemed, as of January 1, 1992, to have succeeded to and to possess and enjoy all the rights, privileges, immunities, powers, and franchises, both of a public and private nature, of the Constituent Corporations, and all property, real, personal and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for all things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger (except that all contracts, including but not limited to leases, of real and personal property, between the Constituent Corporations shall be deemed merged and terminated); provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE VII

Accounting Matters

                To the full extent permitted by applicable accounting policies and procedures and tax and regulatory laws, rules and regulations, as of January 1, 1992 (and otherwise upon the Effective Date of Merger) the assets and liabilities of the Constituent Corporations shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations.  The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used.  Accounting procedures and depreciation schedules and procedures of any Constituent Corporations may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VIII

Filing of Plan of Merger

Upon adoption and approval of the Plan of Merger by the stockholders of the Constituent Corporations, Articles of Merger shall be executed and delivered to the Secretary of State of the State of Iowa for filing as provided by the Iowa Business Corporation Act.

PAUL D. PATE	IOWA 1995
Secretary of State	ANNUAL REPORT
State of Iowa	for an
IOWA CORPORATION Required by lowa Code chapter 490

1. Name of the corporation, its registered agent and registered office.
490 DP-098202
REM-ATLANTIC, INC.
C T CORPORATION SYSTEM
2222 GRAND AVE
DES MOINES, IA 50312

(You may change your registered agent/office in the box at right)

2. Address of the Principal Office of the Corporation			CHANGE OF REGISTERED
6921 YORK AVENUE SOUTH			AGENT OR OFFICE
EDINA, MN 55435	PAUL D. PATE		Complete this section if there is a change to the current registered agent and registered office as preprinted in Item one of this report.
	Secretary of State		1. Name of the new registered agent:
	FILED		REM-ATLANTIC, INC.,
	Date:	03/29/95	Rick Jones, Executive Director
Change the address to:	Time:	4:30	(Please print)
	Receipt:	W 73436	/s/ Rick Jones
(Signature of new registered agent)
2. The address of the new registered office in Iowa is:
55 Gleason Ave, Suite 100
3. Stock Authorized and Issued			Street Address (A street address is required. A post office box may be added.)
Council Bluffs, IA 51503
(City, State, Zip)

	CLASS	SERIES	AUTHORIZED	ISSUED
1.	Common		2,500	100	3. The signature of a new registered agent constitutes the consent of the new agent to the appointment.

2.
					4. The name of the corporation and the address of the current registered agent and registered office are as stated in item one of this report.
3.

4.
					5. After any change is made, the address of the registered office and the business address of the registered agent will be identical.

4. Does the corporation own agricultural land in Iowa?

	YES, the corporation owns	acres.	NO
		(Number of acres)	XXXX

	5. Is the corporation a “family farm corporation?”	YES	NO
XXXX

	6. FILING FEE IS ENCLOSED		$30.00

The officers and directors of the corporation are reported on page 2 and any attached additional sheets.

7. SIGNED: X	/s/ Craig R. Miller V.P.	3/13/95	(612) 925-5067
	Signature/Title	Date	Phone(optional)

Report must be signed by an officer or a person authorized by the board of directors to sign the report.

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

REM-ATLANTIC, INC.

I, the undersigned, as Secretary of REM-Atlantic, Inc., an Iowa corporation (the “Corporation”), do hereby certify that on the 24 day of May, 2000, the sole shareholder and directors of the Corporation unanimously resolved to amend the Articles of Incorporation in accordance with the following resolutions:

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Atlantic, Inc.

FURTHER RESOLVED, that this amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.

FURTHER RESOLED, that Craig R. Miller, the Secretary of the Corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the Secretary of State of the State of Iowa.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to Iowa Code Chapter 490.

IN WITNESS WHEREOF, I have hereunto subscribed my name effective this 24 day of May, 2000.

/s/ Craig R. Miller
Craig R. Miller, Secretary

FILED
IOWA
SECRETARY OF STATE
7-10-2000
9:59 AM
W244004